[STEELCLOUD LOGO]

Exhibit 99.1


1306 Squire Court, Dulles, VA 20166, 703-450-0400, FAX 703-450-0406
E-mail: info@steelcloud.com, www.steelcloud.com

For investor or marketing information contact: Brian Hajost at 703-450-0400, ext. 5240
For financial information please access our web site at www.steelcloud.com

PRESS RELEASE (DRAFT)
For Immediate Distribution

      SteelCloud Raises $7.16 Million in Private Placement of Common Stock

Dulles, VA, October 27, 2003 - SteelCloud Inc. (Nasdaq: SCLD), a leading supplier of antivirus and intrusion detection security products, today announced that on October 24, 2003 it completed a private placement of common stock, raising $7,161,025 million in net proceeds from 17 institutional and private investors. Although the transaction was over-subscribed, SteelCloud chose to only raise the capital appropriate to fund its business plan. The company sold 1,887,500 newly issued shares of SteelCloud common stock at a price of $4.00 per share. Additionally, warrants to purchase an aggregate of 471,875 shares of common stock at an exercise price of $5.8125 were issued to investors in connection with the transaction.

"This transaction strengthens our institutional shareholder base and is a strong endorsement by a group of knowledgeable investors," said Thomas P. Dunne, SteelCloud Chairman and CEO. "SteelCloud now has the financial base to fully execute our business plan and proceed with strategic initiatives in the rapidly growing network security market space. We're excited about attracting new institutional investors and deepening our relationships with the investment community."

This announcement does not constitute an offer to sell or a solicitation of an offer to buy shares of SteelCloud's common stock. These shares have not been registered under the Securities Act of 1933 or applicable state securities laws and may not be offered or sold in the United States or any state thereof absent registration under the Securities Act and applicable state securities laws or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act. SteelCloud has agreed to file a registration statement covering the resale of the shares of Common Stock subject to this offering.

About SteelCloud

SteelCloud is a leading provider of network security appliances and consulting solutions. The company develops security solutions with some of the world's premiere software and technology companies. With a 16-year history of delivering complex server solutions to major corporate and public sector enterprises, the company has won numerous awards for technical excellence and customer services. SteelCloud's comprehensive engineering, product development, and support infrastructure provides a unique capability for rapidly developing cost effective, high performance, hardened network appliances. SteelCloud can be reached at 703-450-0400. Additional information is available at www.steelcloud.com.

                                      # # #

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: Except for historical information, all of the statements, expectations and assumptions contained in the foregoing are forward looking statements that involve a number of risks and uncertainties. It is possible that the assumptions made by management are not necessarily the most likely and may not materialize. In addition, other important factors that could cause actual results to differ materially include the following: business conditions and the amount of growth in the computer industry and general economy; competitive factors; ability to attract and retain personnel, including key sales and management personnel; the price of the Company's stock; and the risk factors set forth from time to time in the Company's SEC reports, including but not limited to its annual report on Form 10-K and its quarterly reports on Forms 10-Q; and any reports on Form 8K. SteelCloud takes no obligation to update or correct forward-looking statements.